Exhibit (h)(3)

AMENDED AND RESTATED SCHEDULE B

TO THE CO-ADMINISTRATION AGREEMENT BY AND AMONG THE COMMERCE

FUNDS, GOLDMAN SACHS ASSET MANAGEMENT AND COMMERCE

INVESTMENT ADVISORS, INC.

CO-ADMINISTRATION SERVICES TO BE PROVIDED BY GSAM

Financial and Regulatory

1.	Serve as the Trust’s:
a.	Treasurer
b.	Chief Accounting Officer
c.	Assistant Secretary
d.	Assistant Treasurer

2.	Oversight and review of:
a.	Annual Financial Report

b.	Semi-Annual Financial Report

c.	N-PORT

d.	N-CEN

e.	N-CSR

f.	XBRL
g.	TSR

3.	Oversight of the calculation and payment of 24f-2 fees

4.	Review N-1A financial and performance information and review N-1A and SAI

5.	Audit coordination

6.	Review Funds’ quarterly net investment income dividend calculations

Certifications and Reviews

1.	Review and certification of regulatory filings, including financials, N-CSR, and N-1A

2.	Participate in and coordinate SOX certification process

3.	Review and maintain Funds’ disclosure controls and procedures

4.	Perform vendor oversight of certain service providers’ policies and procedures in conjunction with the Funds’ CCO and CIA

5.	Vendor assessment score cards (SSB, Printer, KPMG and Deloitte)

6.	Attend Board meetings and present financial report

7.	Participate in audit committee meetings

8.	Provide representation at SEC examinations, if necessary

Expenses

1.	Oversee the Funds’ expense budgeting process

2.	Review expense cap monitoring and reimbursements

3.	Monitor and review Trustee Deferred Compensation

Performance

1.	Review performance vs. benchmark information

2.	Review distribution yields

Legal Admin

1.	Coordinate the filing of the following regulatory reports:

a.	N-CSR
b.	N-PX

c.	N-1A

d.	SAI

e.	XBRL

f.	TSR

2.	Monitor Blue Sky registrations

3.	Ad hoc legal consultations

Tax

1.	Authorized Signature for Tax Returns

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Schedule B to be executed by their officers designated below as of December 1, 2025.

THE COMMERCE FUNDS

By:	/s/ William R. Schuetter
Name: William R. Schuetter
Title: President

GOLDMAN SACHS ASSET MANAGEMENT,
a division of Goldman, Sachs & Co.

By:	/s/ Frank Murphy
Name: Frank Murphy
Title: Managing Director

COMMERCE INVESTMENT ADVISORS, INC.

By:	/s/ Laura Spidle
Name: Laura Spidle
Title: Senior Vice President

AMENDED AND RESTATED SCHEDULE C

TO THE CO-ADMINISTRATION AGREEMENT BY AND AMONG THE COMMERCE

FUNDS, GOLDMAN SACHS ASSET MANAGEMENT AND COMMERCE

INVESTMENT ADVISORS, INC.

CO-ADMINISTRATION SERVICES TO BE PROVIDED BY CIA

Regulatory and Compliance

1.	Serve as the Trust’s:

a.	President

b.	Chief Compliance Officer

c.	AML Officer

d.	Secretary

e.	Assistant Treasurer

2.	Review and oversight of:

a.	Annual Financial Report

b.	Semi-Annual Financial Report

c.	N-PORT

d.	N-CEN

e.	N-CSR

f.	TSR

3.	Prepare and review N-PX filings

4.	Update the Funds’ investment information and risks and review N-1A and SAI

5.	Coordinate and review XBRL

6.	Monitor the Funds’ service providers’ compliance programs and reports to Board

7.	Coordinate fair value and matrix pricing

8.	Coordinate and assist in developing responses to regulatory inquiries

9.	Monitor purchases and redemptions for market timing, late trading and unusual activity and report to the Board

10.	Monitor all 1940 Act compliance testing and programs

11.	Perform vendor oversight of certain service providers’ policies and procedures in conjunction with the Funds’ CCO and GSAM

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12.	Review and certification of regulatory filings, including financials, N-CSR, and N-1A

13.	Participate in and coordinate SOX certification process

14.	Review N-1A financial and performance information and review N-1A and SAI

15.	Audit coordination

16.	Maintain Funds’ Liquidity Risk Management Program

Board Admin

1.	Develop, publish and coordinate Board materials

2.	Develop agenda for Board meetings

3.	Provide venue and logistics for Board meetings

4.	Coordinate communications and consult with Trustees as appropriate

Fund Admin

1.	Calculate and validate service fees for third party record keepers

2.	Distribute income rates and prices to vendors and servicing entities

3.	Complete invoice reviews for Funds’ expenses

4.	Coordinate ICI relationship

5.	Coordinate tax information mailings to shareholders

6.	Coordinate and review investment performance updates, including commentary and publication of quarterly and monthly sheets and annual reports

7.	Liaison between DST and Trust Administrators, including assistance with account set-up, client communications and meetings

8.	Maintain Funds’ website, update for compliance with regulatory items

9.	Evaluate service providers and coordinate RFP reviews

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10.	Negotiate Funds’ insurance policies and monitor insurance coverage

11.	Daily NAV oversight

12.	Serve as a liaison to the Funds’ auditor and audit committee

13.	Oversee the Funds’ expense budgeting process, including the procedures and authorizations under which the Funds’ vendor makes payments

14.	Review expense cap monitoring and reimbursements

15.	Monitor and review Trustee Deferred Compensation

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Schedule C to be executed by their officers designated below as of December 1, 2025.

THE COMMERCE FUNDS

By:	/s/ William R. Schuetter

Name: William R. Schuetter

Title: President

GOLDMAN SACHS ASSET MANAGEMENT, a division of Goldman, Sachs & Co.

By:	/s/ Frank Murphy

Name: Frank Murphy

Title: Managing Director

COMMERCE INVESTMENT ADVISORS, INC.

By:	/s/ Laura Spidle

Name: Laura Spidle

Title: Senior Vice President

C-3